EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 58 to the Registration Statement (File Nos. 2-96738 and 811-4253) (the “Registration Statement”) of MFS® Series Trust XV (the “Trust”), of my opinion dated August 27, 2012, appearing in Post-Effective Amendment No. 49 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on August 27, 2012.

SUSAN A. PEREIRA
Susan A. Pereira
Assistant Secretary and Assistant Clerk

Boston, Massachusetts

June 26, 2014